Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of KUBOTA CORPORATION (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2010, as amended by this Amendment No. 1 to such annual report on Form 20-F/A (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 9, 2010

/s/ Yasuo Masumoto
Yasuo Masumoto
Representative Director, President & CEO
(Chief Executive Officer)

/s/ Satoru Sakamoto
Satoru Sakamoto
Director and Managing Executive Officer
(Chief Financial Officer)